Exhibit 1

NOTIFICATION AND PUBLIC DISCLOSURE OF TRANSACTIONS BY PERSONS DISCHARGING
MANAGERIAL RESPONSIBILITIES AND PERSONS CLOSELY ASSOCIATED WITH THEM

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Jack Bowles
2	Reason for the notification
a)	Position/status	Chief Operating Officer
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Vesting of shares under the International Share Reward Scheme (2015 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£34.855	52

d)	Aggregated information - Aggregated volume - Price	52 £34.855
e)	Date of the transaction	2018-04-03
f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804

b)	Nature of the transaction	Transfer of dividend shares accrued under the International Share Reward Scheme (2015 Award).
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£41.80	1
		£52.51	1
		£45.56	1

d)	Aggregated information - Aggregated volume - Price	3 £46.62
e)	Date of the transaction	2018-04-03
f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 3
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares to meet tax liability arising from the vesting under the International Share Reward Scheme (2015 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£41.50	12

d)	Aggregated information - Aggregated volume - Price	12 £41.50
e)	Date of the transaction	2018-04-03
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Sophie Kerr Date of notification: 6 April 2018